Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OVERVIEW
On November 1, 2018, Trinity Industries, Inc. (“Trinity” or the “Company”), completed the previously announced separation of its business into two independent publicly traded companies through a distribution of all of the common stock of Arcosa, Inc. ("Arcosa") held by Trinity to Trinity stockholders (the “Separation”). On the distribution date, Trinity stockholders received one share of Arcosa common stock for every three shares of Trinity common stock held as of 5:00 p.m. local New York City time on October 17, 2018, the record date for the distribution. As of the effective date and time of the distribution, Trinity does not beneficially own any shares of Arcosa common stock and will no longer consolidate Arcosa into its financial results. The Company will reflect Arcosa's financial results as discontinued operations in its Consolidated Financial Statements beginning with its 2018 Annual Report on Form 10-K.
BASIS OF PRESENTATION
The following Unaudited Pro Forma Condensed Consolidated Financial Statements were derived from Trinity's historical Consolidated Financial Statements and are being presented to give effect to the Separation. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2018 and for each of the three years ended December 31, 2017, 2016 and 2015 reflect the Company’s results of operations as if the Separation had occurred on January 1, 2015. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2018 gives effect to the Separation as if it had occurred on that date.
The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the Separation including: (i) the elimination of Arcosa's historical financial results; (ii) certain adjustments to meet the requirements of discontinued operations; and (iii) the transfer of certain assets and liabilities between the Company and Arcosa upon Separation. The Separation adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impact of events directly attributable to the Separation that are factually supportable, and for purposes of the Condensed Consolidated Statements of Operations, are expected to have a continuing impact on the Company. The Company has entered into a Transition Services Agreement with Arcosa pursuant to which the Company and Arcosa will provide each other certain specified services on a temporary basis. These transition services are not expected to have a material impact on the Company and are not recurring in nature and as such have not been included in the Separation adjustments. A full description of all pro forma adjustments is included in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.
The Trinity Historical columns in the Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the Company’s historical financial statements for the periods presented and do not reflect any adjustments related to the Separation and related events. The Separation of Arcosa and Other Adjustments columns in the Unaudited Pro Forma Condensed Consolidated Financial Statements include the historical financial results of Arcosa and certain other adjustments, including adjustments required to reflect the spin-off of Arcosa as discontinued operations in the Company’s Pro Forma financial statements. These adjustments represent the Company’s best estimates based on information currently available and may differ from those that will be calculated to report Arcosa as discontinued operations in Trinity’s future filings. Additionally, for the reasons described above, the amounts represented in the Separation of Arcosa and Other Adjustments columns will differ from Arcosa's standalone financial statements, which are prepared under the carve-out basis of accounting.
The Unaudited Pro Forma Condensed Consolidated Financial Statements are subject to the assumptions and adjustments described in the accompanying notes. Management believes that these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. The Unaudited Pro Forma Condensed Consolidated Financial Statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and informational purposes only, and are not necessarily indicative of the Company’s historical or future results of operations or financial condition had the Separation been completed on the dates assumed.
The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon, and should be read in conjunction with, the historical Consolidated Financial Statements and related notes included in the Company's 2017 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2018, which are available on the Company’s web site at www.trin.net.

Trinity Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Nine Months Ended September 30, 2018
	Trinity Historical	Separation of Arcosa and Other Adjustments (a)		Pro Forma Trinity
	(in millions, except per share amounts)
Revenues	$2,704.5	$(930.5)	(b)	$1,774.0
Operating costs:
Cost of revenues	2,100.2	(747.8)	(b)	1,352.4
Selling, engineering, and administrative expenses	326.4	(104.2)	(c), (d)	222.2
Losses (gains) on dispositions of property:
Net gains on lease fleet sales	(21.0)	—		(21.0)
Other	(4.1)	1.0		(3.1)
	2,401.5	(851.0)		1,550.5
Operating profit	303.0	(79.5)		223.5
Interest expense, net	122.9	0.1		123.0
Other, net	(1.4)	(2.1)		(3.5)
Income from continuing operations before income taxes	181.5	(77.5)		104.0
Provision (benefit) for income taxes	46.1	(22.5)	(e)	23.6
Net income from continuing operations	135.4	(55.0)		80.4
Net income attributable to noncontrolling interest	3.4	—		3.4
Net income from continuing operations attributable to Trinity Industries, Inc.	$132.0	$(55.0)		$77.0

Net income attributable to Trinity Industries, Inc. per common share:
Basic	$0.89			$0.52
Diluted	$0.87			$0.51
Weighted average number of shares outstanding:
Basic	146.1			146.1
Diluted	148.8			148.8

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Trinity Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2017
	Trinity Historical	Separation of Arcosa and Other Adjustments (a)		Pro Forma Trinity
	(in millions, except per share amounts)
Revenues	$3,662.8	$(1,265.3)	(b)	$2,397.5
Operating costs:
Cost of revenues	2,745.5	(971.7)	(b)	1,773.8
Selling, engineering, and administrative expenses	454.8	(116.0)	(c), (d)	338.8
Losses (gains) on dispositions of property:
Net gains on lease fleet sales	(83.5)	—		(83.5)
Other	(3.1)	1.4		(1.7)
	3,113.7	(1,086.3)		2,027.4
Operating profit	549.1	(179.0)		370.1
Interest expense, net	173.4	0.1		173.5
Other, net	3.7	(1.7)		2.0
Income from continuing operations before income taxes	372.0	(177.4)		194.6
Provision (benefit) for income taxes	(341.6)	(69.7)	(e)	(411.3)
Net income from continuing operations	713.6	(107.7)		605.9
Net income attributable to noncontrolling interest	11.1	—		11.1
Net income from continuing operations attributable to Trinity Industries, Inc.	$702.5	$(107.7)		$594.8

Net income attributable to Trinity Industries, Inc. per common share:
Basic	$4.62			$3.91
Diluted	$4.52			$3.83
Weighted average number of shares outstanding:
Basic	148.6			148.6
Diluted	152.0			152.0

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Trinity Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2016
	Trinity Historical	Separation of Arcosa and Other Adjustments (a)		Pro Forma Trinity
	(in millions, except per share amounts)
Revenues	$4,588.3	$(1,498.5)	(b)	$3,089.8
Operating costs:
Cost of revenues	3,456.1	(1,144.8)	(b)	2,311.3
Selling, engineering, and administrative expenses	407.4	(93.7)	(c)	313.7
Losses (gains) on dispositions of property:
Net gains on lease fleet sales	(13.5)	—		(13.5)
Other	(3.9)	0.8		(3.1)
	3,846.1	(1,237.7)		2,608.4
Operating profit	742.2	(260.8)		481.4
Interest expense, net	176.5	0.1		176.6
Other, net	(1.1)	(3.7)		(4.8)
Income from continuing operations before income taxes	566.8	(257.2)		309.6
Provision (benefit) for income taxes	202.1	(97.2)	(e)	104.9
Net income from continuing operations	364.7	(160.0)		204.7
Net income attributable to noncontrolling interest	21.1	—		21.1
Net income from continuing operations attributable to Trinity Industries, Inc.	$343.6	$(160.0)		$183.6

Net income attributable to Trinity Industries, Inc. per common share:
Basic	$2.25			$1.20
Diluted	$2.25			$1.20
Weighted average number of shares outstanding:
Basic	148.4			148.4
Diluted	148.6			148.6

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Trinity Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2015
	Trinity Historical	Separation of Arcosa and Other Adjustments (a)		Pro Forma Trinity
	(in millions, except per share amounts)
Revenues	$6,392.7	$(1,790.5)	(b)	$4,602.2
Operating costs:
Cost of revenues	4,656.2	(1,312.3)	(b)	3,343.9
Selling, engineering, and administrative expenses	476.4	(111.6)	(c)	364.8
Losses (gains) on dispositions of property:
Net gains on lease fleet sales	(166.1)	—		(166.1)
Other	(12.7)	3.2		(9.5)
	4,953.8	(1,420.7)		3,533.1
Operating profit	1,438.9	(369.8)		1,069.1
Interest expense, net	192.5	0.1		192.6
Other, net	(5.6)	1.3		(4.3)
Income from continuing operations before income taxes	1,252.0	(371.2)		880.8
Provision (benefit) for income taxes	426.0	(129.5)	(e)	296.5
Net income from continuing operations	826.0	(241.7)		584.3
Net income attributable to noncontrolling interest	29.5	—		29.5
Net income from continuing operations attributable to Trinity Industries, Inc.	$796.5	$(241.7)		$554.8

Net income attributable to Trinity Industries, Inc. per common share:
Basic	$5.14			$3.58
Diluted	$5.08			$3.54
Weighted average number of shares outstanding:
Basic	150.2			150.2
Diluted	152.2			152.2

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Trinity Industries, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	September 30, 2018
	Trinity Historical	Separation of Arcosa and Other Adjustments (f)		Pro Forma Trinity
	(in millions)
ASSETS
Cash and cash equivalents	$427.4	$(210.4)	(g)	$217.0
Receivables, net of allowance	396.2	(174.7)		221.5
Income tax receivable	46.3	(4.9)		41.4
Inventories	707.0	(225.8)		481.2
Restricted cash	138.5			138.5
Net property, plant, and equipment	6,538.0	(570.5)		5,967.5
Goodwill	787.8	(579.0)	(h)	208.8
Other assets	363.8	(103.1)	(i)	260.7
	$9,405.0	$(1,868.4)		$7,536.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$219.5	$(60.9)		$158.6
Accrued liabilities	411.0	(88.5)	(i)	322.5
Debt	3,275.7	(0.4)		3,275.3
Deferred income	18.4			18.4
Deferred income taxes	755.9	(41.1)		714.8
Other liabilities	85.1	(25.6)	(i)	59.5
Stockholders’ equity:
Trinity Industries, Inc.	4,288.3	(1,651.9)	(j)	2,636.4
Noncontrolling interest	351.1			351.1
	4,639.4	(1,651.9)		2,987.5
	$9,405.0	$(1,868.4)		$7,536.6

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Trinity Industries, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The Unaudited Pro Forma Condensed Consolidated Financial Statements include the following Pro Forma adjustments:

(a)	The adjustment reflects the removal of the operations of Arcosa as a result of the Separation and also includes certain other adjustments as described elsewhere within these notes.

(b)	Includes adjustments for intercompany transactions that, prior to the Separation, were eliminated in consolidation but which will be treated as third-party transactions subsequent to the Separation.

(c)
The adjustment includes general corporate overhead costs which were historically allocated to Arcosa but which will be allocated to the Company’s continuing operations for the periods presented as such costs do not meet the requirements to be presented in discontinued operations.

(d)
Includes the removal of all nonrecurring Separation costs which were incurred and included in the Company’s historical results of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017. These costs were primarily related to investment banker fees, legal fees, third-party consulting and contractor fees and other incremental costs directly related to Separation-related activities that are not expected to have a continuing impact on the Company’s results of operations following the completion of the Separation.

(e)
Includes the tax impact of the Separation adjustments and other adjustments needed to reflect Trinity's pro forma net income from continuing operations. In determining the tax rate to apply to the Separation adjustments, the Company used the applicable statutory income tax rates in effect in the respective tax jurisdictions during the periods presented.

(f)	The adjustment reflects the removal of assets and liabilities attributable to Arcosa and includes certain other adjustments as described elsewhere within these notes.

(g)	The adjustment includes the contribution of approximately $200.0 million of cash from Trinity to Arcosa in connection with the Separation.

(h)	The adjustment reflects the removal of goodwill attributable to Arcosa, which was estimated based on a relative fair value approach in accordance with Accounting Standards Codification Topic 350.

(i)
The adjustment also includes the impact of certain employee-related balances and amounts associated with former Trinity Directors transferring to the Arcosa Board of Directors that were transferred between the Company and Arcosa upon Separation.

(j)	The adjustment reflects the net effect of the pro forma adjustments to assets and liabilities described above.